Exhibit 10.31

REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (this 'AGREEMENT') is made and entered into effective as of   (the 'El-FECTIVE DATE') by and between Digital Comm Inc. a Florida corporation and Genesis Group Holdings, Inc., a Delaware corporation (collectively "Borrower"), and MMDGenesis LLC, a New Jersey limited liability company ("Lender").

RECITALS

WHEREAS, Lender desires to loan certain sums to Borrower from time to time, and Borrower wishes to borrow certain sums from Lender, on and subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby, intending to be legally bound by the terms hereof, agree as follows:

1.	CERTAIN DEFINITIONS. As used herein:

1.1.	BUSINESS DAY. The term 'BUSINESS DAY' means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

1.2.	CREDIT PERIOD. The term 'CREDIT PERIOD' means that period of time beginning on the Effective Date and ending on June 1, 2013.

1.3.
LOAN DOCUMENTS. The term 'LOAN DOCUMENTS' means, collectively, this Agreement, the Note, Master Agreement, Security Agreement and Intercreditor Agreement (each as defined below) executed and delivered pursuant hereto, and any other documents executed or delivered by Borrower pursuant to this Agreement or in connection with any related Loan or finance document.

1.4.
MATURITY DATE. The term 'MATURITY DATE' means that date which is the earlier to occur of: (a) June 1, 2013; or (b) the date on which Lender declares the entire unpaid principal amount and all accrued interest on the outstanding Note immediately due and payable in full under Section 8.2(b).

1.5.	MASTER AGREEMENT. The term 'MASTER AGREEMENT' means that certain Master Agreement by and among Tekmark Global Solutions, LLC, Lender and Borrower dated on or about the date hereof.

1.6.	SECURITY AGREEMENT. The term `SECURITY AGREEMENT' means that certain Security Agreement between Lender and Borrower dated on or about the date hereof.

1.7.
INTERCREDITOR AGREEMENT. The term INTERCREDITOR AGREEMENT' means that certain Intercreditor Agreement dated on or about the date hereof among, inter alia, Lender, other lenders of Borrower, and Borrower.

2.	AMOUNT AND TERMS OF CREDIT.

2.1.
COMMITMENT TO LEND. Subject to all the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Borrower set forth in this Agreement, Lender agrees to make loans or advances of funds to Borrower during the Credit Period on a revolving basis (such loans being collectively hereinafter referred to as 'LOANS' and each individually as a 'LOAN'), in an aggregate cumulative total principal amount not to exceed one million Dollars (US $1,000,000). Lender's obligation to make Loans to Borrower under this Agreement is hereinafter referred to as the 'COMMITMENT.' Notwithstanding the foregoing, Lender will not be obligated to make a Loan to Borrower unless and until Borrower executes and delivers to Lender a Note (as defined in Section 2.2) for the principal amount of such Loan.

In addition, Lender will not be obligated to advance any Loan to Borrower on or after the Maturity Date, and Lender's obligation to advance any Loan to Borrower is subject to satisfaction of all relevant terms and conditions of this Agreement, including but not limited to the conditions precedent and other provisions of Sections 5 (with respect to the initial Loan) and 6 (with respect to each Loan). Notwithstanding the foregoing, Lender will not be obligated to make a Loan to Borrower unless and until a Borrower first gives Lender written notice of Borrower's request for a Loan hereunder that sets forth the principal amount to the borrowed by Borrower under such requested Loan (a 'LOAN NOTICE) and the date on which such Loan is requested to be advanced, which date shall not be sooner than two (2) Business Days following Lender's receipt of such Loan Notice.

In addition, Lender will not be obligated to advance any Loan to or on behalf of Borrower except as set forth in the Master Agreement.

2.2.
NOTE. Borrower's indebtedness to Lender under each Loan advanced by Lender under this Agreement will be evidenced by a separate Revolving Promissory Note of Borrower in the form attached hereto as Exhibit 'A' (the 'NOTE). The Note will provide that interest on unpaid principal will accrue at a rate of 2.25% per month on the outstanding principle advanced (but in no event higher than the highest lawful rates calculated on an annual basis).

2.3.
MATURITY. Unless payment thereof is accelerated or otherwise becomes due earlier under the terms of this Agreement (including but not limited to the provisions of Section 8.2) or the terms of a Note the unpaid principal amount of all Loans and all unpaid interest accrued thereon, together with any other fees, expenses or costs incurred in connection therewith, will be immediately due and payable to Lender in full on the Maturity Date.

2.4.
PREPAYMENT. Borrower may at any time and from time to time on any Business Day prepay any Loan in whole or in part in increments of U.S. $1,000 on at least one (1) Business Day's prior written notice, or telephonic notice promptly confirmed in writing, received by Lender no later than 10:00 a.m., Pacific Time. Each prepayment will he applied as follows: (a) first, to the payment of interest accrued on all Loans outstanding, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on such Loan or Loans as Borrower may designate.

2.5.
SECURITY INTEREST IN COLLATERAL. Borrower hereby grants to Lender a security interest pursuant to the terms of the Security Agreement. In the event of a breach of this Agreement or any of the Loan Documents, Lender may exercise all of its rights, including, without limitation, its rights to foreclose upon the Collateral. Access to those "self-help" remedies shall not limit such other or further rights Lender may have hereunder or at law to enforce any of its rights or other remedies with respect to a particular circumstance.

3.	CLOSING DATE; DELIVERY.

3.1.
CLOSING DATE. The closing of the initial Loan (the 'CLOSING') will be held by mail and/or telecopy on the Effective Date (the 'CLOSING DATE'), or at such other time and place as Borrower and Lender may mutually agree.

3.2.	DELIVERY. At the Closing, Borrower will execute and deliver to Lender the Note, duly executed by Borrower.

4.	REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that:

4.1.
ORGANIZATION AND STANDING; CHARTER DOCUMENTS. Borrower Digital Comm Inc. is a Florida corporation duly organized, and validly existing and in good standing. Borrower Genesis Group Holdings Inc. is dully organized and existing under the laws of the State of Delaware, and each has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as such is presently conducted and as proposed to be conducted. Borrower is duly qualified to do business as a foreign corporation in good standing in any state or jurisdiction in the United States in which it is required to be qualified to do intrastate business as the Company's business is currently conducted, except for jurisdictions in which failure to so qualify could not reasonably be expected to have a material adverse effect on the business and operations of the Company taken as a whole. True and accurate copies of the Certificate of Incorporation (the 'CHARTER) and Bylaws of Borrower, each as amended and currently in effect, have been delivered to Lender and Lender's counsel.

4.2.
AUTHORIZATION. All corporate action on the part of Borrower and its officers, directors and stockholders that is necessary for the authorization, execution, delivery and performance of each of the Loan Documents by Borrower has been taken; and each of the Loan Documents, when executed and delivered by Borrower, will constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

5.
CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of Lender to make any advance under the Commitment is subject to the satisfaction (or written waiver by Lender) of the following conditions precedent:

5.1.
REPRESENTATIONS TRUE. All representations and warranties of Borrower contained in this Agreement and all other Loan Documents will be true, correct and complete in all respects with the same effect as though such representations and warranties had been made on and as of the Closing; and Lender will have received a certificate executed by the President or Chief Executive Officer of Borrower certifying the foregoing.

5.2.	NOTE. Lender will have received the Note representing the initial Loan, executed by a duly authorized officer of Borrower.

5,3.
CORPORATE DOCUMENTS. Lender will have received, in form and substance satisfactory to Lender and its counsel, a copy of the records of all actions taken by Borrower, including all corporate resolutions of Borrower authorizing or relating to the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby, and a certified copy of the Charter of Borrower.

5.4.
PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident to such transactions will be in form and substance satisfactory to Lender and Lender's counsel, and Lender will have received all counterpart originals or certified or other copies of such documents as it may reasonably request.

5.5.
ADEQUATE COLLATERAL. Provided there is no event of default, advances up to $1 million in the aggregate may, pursuant to the terms of the Master Agreement, be drawn by the Borrower against 90% of actual billings and receivables from Verizon Wireless or other approved vendor, as approved by Lender in its sole discretion ("Approved AIR") less amounts already advanced for payroll funding by Tekmark Global Solutions, LLC ("Tekmark") if any. For example, in the event that Borrower has $1.5 million in Approved A/R (90% of which equals $1.35 million) and Tekmark is lending Borrower $.75 million, Lender's commitment to Borrower shall be limited to $0.6 million.

6.
CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Lender to make each Loan, including but not limited to the initial Loan, will be subject to the satisfaction of all the following additional conditions precedent:

6.1.	NO EVENT OF DEFAULT. No event will have occurred and be continuing, and no event would result from the making of such Loan, that would constitute an Event of Default as defined herein.

6.2.	NOTE. Lender will have received the Note representing such additional Loan, executed by a duly authorized officer of Borrower.

6.3.
REPRESENTATIONS TRUE. All representations and warranties of Borrower contained in this Agreement or in any other Loan Documents will be true, correct and complete in all respects with the same effect as though such representations and warranties had been made on and as of the date such Loan is actually advanced (except to the extent such representations and warranties specifically relate to an earlier date, in which case they will be true, accurate and complete in all material respects as of such earlier date).

6.4.
ALL AGREEMENTS PERFORMED. All agreements, obligations, conditions and covenants set forth in this Agreement and all other Loan Documents to be performed by Borrower through the date such Loan is advanced will have been duly performed and complied with in all respects.

7.	OTHER COVENANTS OF BORROWER. Borrower hereby covenants and agrees with Lender as follows:

7.1
FINANCIAL AND OTHER INFORMATION AND INSPECTION. The right to visit and inspect any of the properties of Borrower or any of its subsidiaries, and to discuss its and their affairs and finances with its and their officers, all at such reasonable times and as often as may reasonably be requested by Lender. With reasonable promptness, such other information and data, including, without limitation, lists of property and accounts, budgets, agreements with insurers, forecasts, tax returns and reports, with respect to Borrower and its subsidiaries as may from time to time may be reasonably requested by Lender, and all such other information and communications (including, without limitation, notices of meetings of Borrower's shareholders) as Borrower will have supplied to its holders of any shares of its capital stock.

7.2.
FURTHER ASSURANCES. In addition to the obligations and documents which this Agreement expressly requires Borrower to execute, deliver and perform, Borrower will execute, deliver and perform, and will cause its subsidiaries to execute, deliver and perform, any and all further acts or documents which Lender may reasonably require in order to carry out the purposes of this Agreement or any of the other Loan Documents.

7.3.
OTHER NEGATIVE COVENANTS. During the term hereof, Borrower shall not, without the written consent of Lender, (i) increase its current SG&A in an aggregate amount greater than 10%, (ii) grant any raises or bonuses to or modify the compensation of any executive, manager, officer, director or other member of Borrower's senior management that in aggregate exceed 10% of current salary levels, (iii) sell all or a material portion of Borrower's assets, (iv) pay any dividends or cash distributions, or (v) use the proceeds of any loan proceeds financed by or capital from the sale of shares to Lender, its members or their assignees or affiliates, including but not limited to Mark Munro, Mark Durfee or Forward Investments, LLC, to repay overdue payables to insiders of Borrower.

8.
REGISTRATION RIGHTS. Lender and any of its assignees or members (each, a "Holder") holding any of the Common Stock of Borrower issued or issuable (either directly or upon the exercise of any warrant) which have not been (i) sold to a broker, dealer or underwriter in a public distribution or public securities transaction or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Rule 144 thereunder (the "Registerable Securities") shall have the following registration rights:

8.1.
DEMAND RIGHTS. Each Holder of Registrable Securities (together with all other shareholders joining in such demand as provided below, the "Initial Requesting Holders"), may at any time make a written request to Borrower that Borrower file a registration statement or similar document under the Act with respect to all or any part of such Holder's or Holders' Registrable Securities (a "Demand Registration"). Within 10 business days after receipt of such request, Borrower shall give written notice of such Demand Registration request (including therein the number of Registrable Securities included in such demand and the parties making such demand) to all other Holders of Registrable Securities (the "Demand Notice"). Such other Holders will have the right to join in making such a demand by giving written notice to Borrower of such Holder's election to participate in such Demand Registration and the number of such Holder's Registrable Securities to be included therein. Borrower shall cause such registration statement or similar document to be filed with the Securities and Exchange Commission ("SEC") and shall include in such registration statement the Registrable Securities which Borrower has been requested to register by the Initial Requesting Holders and to cause all such Registrable Securities to be registered under the Act within 90 days of receipt of the Initial Requesting Holders' request.

8.2.
PIGGYBACK RIGHTS. Each time Borrower shall determine to file a registration statement under the Act (other than on Form S-4 or Form S-8 or another form not available for registering the Registerable Securities for sale to the public) in connection with the proposed offer and sale of any of its equity securities either for its own account or on behalf of any other security holder, Borrower shall give prompt written notice of its determination to all Holders (a "Piggyback Notice"). In the event a Holder or Holders, within twenty (20) days after the receipt of the Piggyback Notice, notify Borrower of their desire that such Registerable Securities be included in the registration statement, Borrower shall include in the registration statement all such Registerable Securities, all to the extent requisite to permit the sale or other disposition by the prospective Holder(s) of the Registerable Securities to be so registered; provided, however, that Borrower may at any time, in its sole discretion, withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other securities originally proposed to be registered.

8.3.
EXPENSES. With respect to each Demand Registration or Piggyback Registration, Borrower shall pay, and shall reimburse each Holder for paying, any expenses incurred in connection with such Demand Registration or Piggyback Registration, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for Borrower and the reasonable fees and disbursements of not more than one counsel for all participating Holders and all underwriting discounts and commissions applicable to the Registrable Securities included in such registration statement.

8.4.
RESTRICTIONS ON ISSUANCE. Borrower agrees not to issue any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock for the period commencing 15 days prior to the closing of the offering of securities included in any Demand Registration or Piggyback Registration and ending on the 90th day following such closing.

8.5.
UNDERWRITTEN PUBLIC OFFERING. Any Demand Registration or Piggyback Registration must be for an underwritten public offering to be managed by an underwriter or underwriters of recognized national standing selected by Borrower, provided, that such underwriter or underwriters shall be reasonably satisfactory to a majority of the participating Holders; and further provided, that the right of any Holder to registration pursuant to this Section 8 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registerable Securities in the underwriting.

9.	EVENTS OF DEFAULT OF BORROWER.

9.1.	The occurrence of any of the following events will constitute an 'EVENT OF DEFAULT':

9.1.1.
Borrower fails to pay any principal or any accrued interest or is in default under any Note or any Loan when the same is due and payable, or fails to pay any amount of principal or accrued interest due under any Note or any Loan on the Maturity Date therefor, and such failure to pay is not cured by Borrower within five (5) business days after Lender gives written notice of such failure to pay to Borrower;

9.1.2.
any material representation or warranty made by or on behalf of Borrower in this Agreement or in any other Loan Document, or any statement or certificate that Borrower may at any time give in writing pursuant thereto or in connection therewith is false, misleading or incomplete in any material respect when made (or deemed to have been made);

9.1.3.
Borrower fails or neglects to perform, keep or observe any covenant set forth in this Agreement or in any of the other Loan Documents, and the same has not been cured within ten (10) calendar days after Borrower becomes aware thereof;

9.1.4.
Borrower or any of its subsidiaries becomes insolvent, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its property or business, or such a receiver, liquidator, custodian or trustee otherwise is appointed and is not discharged within thirty (30) calendar days after such appointment; or

9.1.5.
bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors are instituted by or against Borrower, or any order, judgment or decree is entered against Borrower decreeing its dissolution or liquidation; provided, however, with respect to an involuntary petition in bankruptcy, such petition is not have been dismissed within thirty (30) days after the filing of such petition.

9.1.6.	any termination of the Borrower's financing or staffing agreements with TekMark.

9.2.
REMEDIES OF LENDER. Upon and after the occurrence of any Event of Default, Lender will have no further obligation to make any Loan or Loans to Borrower, and in addition, at Lender's sole option by written notice to Borrower, Lender take any one or more of the following actions:

9.2.1.	Lender may immediately terminate the Commitment and all liabilities and obligations of Lender under this Agreement, without affecting Lender's rights under this Agreement and the Note(s);

9.2.2.
Lender may declare the entire principal amount of and all accrued interest on the Note(s) and all Loans to immediately be due and payable in full, whereupon such amounts will immediately become due and payable in full, provided that in the case of an Event of Default listed in paragraph (d) or (e) of Section 8.1, the principal and interest will immediately become due and payable without the requirement of any notice or other action by Lender; And

9.2.3.	Exercise all rights and remedies granted under the Loan Documents.

10.
OPTION; CONVERSION. From the date hereof until a date that is two years from the date hereof (the "Option Period"), Lender or its assignees shall have the option, which option shall survive the payoff of the Loan, to purchase 10% of the Genesis Group Holdings, Inc.'s fully-diluted common equity (including giving effect to all dilution from all equity and equity convertible stock, notes, warrants or other securities on an as-converted basis) as calculated at the time of exercise of the option (the "Common Stock") for a total payment of $450,000 (the "Option"). The Option may be exercised by written notice from Lender and either (i) payment via check or wire transfer or (ii) by a conversion of Borrower's outstanding obligations hereunder and under the Note pursuant to the following terms and conditions.

10.1.	Conversion Right. Lender shall have the right from time to time, and at any time during the Option Period to convert up to $450,000 of the Note for the Common Stock (each, a "Conversion").

10.2.	Method of Conversion.

10.2.1.
Notice of Conversion. Lender shall submit to Borrower a Notice of Conversion (by facsimile, email or other reasonable means of communication dispatched on the date of the conversion prior to 6:00 p.m., New York, New York time).

10.2.2.
Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of the Note in accordance with the terms hereof, Lender shall not be required to physically surrender the Note to Borrower unless the entire unpaid principal amount of the Note is so converted. Lender and Borrower shall maintain records showing the amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Lender and Borrower, so as not to require physical surrender of the Note upon each such Conversion. In the event of any dispute or discrepancy, the records of Lender shall be controlling and determinative inthe absence of manifest error. Notwithstanding the foregoing, if any portion of the Note is converted as aforesaid, Lender may not transfer the Note unless Lender first physically surrenders the Note to Borrower, whereupon Borrower will forthwith issue and deliver upon the order of Lender a new note of like tenor, registered as Lender may request, representing in the aggregate the remaining unpaid principal amount of the Note. Lender and any assignee, by acceptance of the Note, shall acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the Note, the unpaid and unconverted principal amount of the Note represented by the Note may be less than the amount stated on the face hereof.

10.2.3.
Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of the Note in a name other than that of Lender, and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than Lender or the custodian in whose street name such shares are to be held for Lender's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

10.2.4.
Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from Lender of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 9, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of Lender certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (but in any event the fifth (5th) business day being hereinafter referred to as the "Deadline") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of the Note).

10.2.5.
Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, Lender shall be deemed to be the holder of record of the Common Stock issuable upon such Conversion, the outstanding principal amount and the amount of accrued and unpaid interest on the Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Section 9, all rights with respect to the portion of the Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion. If Lender shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by Lender to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Lender of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to Lender in connection with such conversion. The date specified as the Conversion Date in the Notice of Conversion shall be the date of the Conversion so long as the Notice of Conversion is received by the Borrower on or before 6:00 p.m., New York, New York time, on such date.

10.2.6.
Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of Lender and its compliance with the provisions contained in Section 9, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to Lender by crediting the account of Lender's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

10.3.
Concerning the Shares. The shares of Common Stock issuable exercise of the Option may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Credit Agreement). Except as otherwise provided in the Credit Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of the Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of the Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OF1-ERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed and the Borrower shall issue to Lender a new certificate therefore free of any transfer legend if (1) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of the Note, such security is registered for sale by Lender under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

11.
ANTIDILUTION. In the event that Genesis Group Holdings, Inc. issues any shares after an exercise of the Option, it shall have the obligation to issue Lender or its assignees that number of shares so as to maintain Lender's 10% ownership therein on a fully-diluted basis. This obligation shall survive indefinitely.

12.
ADDITIONAL FUNDING. For a period of 18 months after the Closing, Lender shall have the option, but not the obligation, to provide Borrower up to an additional $5 million of senior secured debt (in $500,000 increments) on the same terms and conditions pursuant to which Lender has loaned Borrower up to $1 million as set forth herein. For each $500,000 expansion of the revolving credit facility approved by Lenders, Lenders shall be entitled to purchase for $45,000 warrants equal to 2.5% (calculated at each closing of such expansion of the revolving credit facility) of the fully diluted outstanding shares of the Borrower (fully diluted includes giving effect to all dilution from all equity and equity convertible stock, notes, warrants or other securities on an as converted basis). The warrant exercise price shall be that price per share which is 50% of the average trading price for the Company's common stock for the 10 trading days which preceded the expansion of the credit facility, provided that in the event the trading volume for the ten trading days preceding the expansion of the credit facility is less than an average of five hundred thousand dollars in shares sold per day (calculated without double counting shares bought and sold), the warrant exercise price shall be one penny.

13.	MISCELLANEOUS.

13.1.	SURVIVAL. The representations and warranties of Borrower contained in or made pursuant to this Agreement and all the other Loan Documents will survive the execution and delivery of the Loan Documents.

13.2.
ENTIRE AGREEMENT. This Agreement, the Note, and the exhibits and schedules attached hereto constitute the entire agreement and understanding among the parties with respect to the subject matter thereof and supersede any prior understandings or agreements of the parties with respect to such subject matter.

13.3.
SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign or delegate any of its rights or obligations hereunder or under any other Loan Document or any interest herein or therein without the other party's prior written consent.

13.4.
NO THIRD PARTY BENEFICIARIES; CONSTRUCTION. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement and its exhibits are the result of negotiations between the parties and has been reviewed by each party hereto; accordingly, this Agreement will be deemed to be the product of the parties hereto, and no ambiguity will be construed in favor of or against any party.

13.5.
GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of New Jersey as applied to agreements entered into solely between residents of, and to be performed entirely in, such State, without reference to that body of law relating to conflicts of law or choice of law.

13.6.	COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed in original, but all of which together will constitute one and the same instrument.

13.7.
NOTICES. Any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery; upon confirmed fax transmission; or three (3) days following deposit with the United States Post Office, by certified or registered mail, postage prepaid, addressed:

To Borrower:
Digital Comm Inc.
2500 N. Military Tr. Suite 275
Boca Raton, Florida 33431
Telephone: (561) 988-1988
Fax: (561) 988-2370
Attention: Lawrence Sands

To Lender:
MMDGenesis LLC
1100 First Ave
Spring Lake, NJ 07762
Telephone: (732) 682-9770
Fax: (732) 359-6077
Attention: Mark Munro

or at such other address as such party may specify by written notice given in accordance with this Section.

13.8.
MODIFICATION; WAIVER. This Agreement may be modified or amended only by a writing signed by both parties hereto. No waiver or consent with respect to this Agreement will be binding unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Lender will operate as a waiver or modification of any party's rights under this Agreement or any other Loan Document. No delay or failure on the part of either party in exercising any right or remedy under this Agreement or any other Loan Document will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

13.9.	RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

13.10.
SEVERABILITY. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction will not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and will not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

13.11.
ATTORNEYS 'FEES. If any party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or claimed breach of any term or provision of this Agreement or any other Loan Document, then the prevailing party in said action will be entitled to recover its reasonable attorney's fees and court costs incurred therein.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement

BORROWER:	LENDER:
GENESIS GROUP HOLDINGS, INC.	MMDGenesis LLC

By:	By:
Name:	Name:
Title:	Title: